EXHIBIT 24.1

POWER OF ATTORNEY

           WHEREAS, the undersigned officers and directors of Bergen Brunswig Corporation desire to authorize Robert E. Martini, Neil F. Dimick, Brent R. Martini and Milan A. Sawdei to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registration statement described below, including all amendments and supplements thereto,

           NOW, THEREFORE,

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Martini, Neil F. Dimick, Brent R. Martini and Milan A. Sawdei, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign the registrant's Registration Statement on Form S-8 pertaining to the issuance of all shares of the Class A Common Stock of Bergen Brunswig Corporation (the "Company") in connection with that certain 2001 Employee Stock Purchase Plan approved by the Company's shareholders at the Annual Meeting of Shareholders on February 13, 2001, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 14th day of June, 2001

SIGNATURE	TITLE

/s/ Robert E. Martini	Chairman of the
Robert E. Martini	Board, Director and Chief Executive Officer

/s/ Neil F. Dimick	Executive Vice President,
Neil F. Dimick	Chief Financial Officer
Chief Financial Officer
Financial Officer and
Principal Accounting Officer)

/s/ Brent R. Martini	Executive Vice President and President,
Brent R. Martini	Bergen Brunswig Drug Company and
Director

/s/ Jose E. Blanco, Sr.	Director
Jose E. Blanco, Sr.

/s/ Rodney H. Brady	Director
Rodney H. Brady

/s/ Charles C. Edwards	Director
Charles C. Edwards, M.D.

/s/ Charles J. Lee	Director
Charles J. Lee

/s/ George R. Liddle	Director
George R. Liddle

/s/ James R. Mellor	Director
James R. Mellor

/s/ George E. Reinhardt, Jr.	Director
George E. Reinhardt, Jr.

/s/ Francis G. Rodgers	Director
Francis G. Rodgers